UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  July 1, 2011

FXCM Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-34986	27-3268672
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

32 Old Slip, New York, NY, 10005
(Address of Principal Executive Offices) (Zip Code)

(646) 432-2986
 (Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01    Other Events.

On July 1, 2011, a Stipulation of Dismissal with Prejudice (the “Dismissal”) was filed with the United States District Court for the Southern District of New York. The Dismissal was based on a class action lawsuit filed on March 3, 2011 against FXCM Inc., as well as certain officers and directors of the Company and three underwriters in its IPO (the “Defendants”). The lawsuit asserted claims under Sections 11 and 15 of the Securities Act and alleged false or misleading statements in the IPO prospectus regarding the Company’s business model and trading platforms, and sought an unspecified amount of damages on behalf of persons who purchased Class A common stock in the IPO. As a result of the Dismissal, all claims asserted by Plaintiff against Defendants were dismissed with prejudice.

Item 9.01.  Financial Statements and Exhibits.

(a)	Financial statements of businesses acquired: None
(b)	Pro forma financial information: None
(c)	Shell company transactions: None
(d)	Exhibits: None.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FXCM INC.

By:	/s/ David S. Sassoon
Name: David S. Sassoon
Title: General Counsel & Secretary

Date: July 8, 2011